Exhibit 99.1

Press Release

CONTACT:                                 Tricia Haugeto

                                                                                                Array BioPharma Inc.

                                                                                                (303) 386-1193

                                                                                                thaugeto@arraybiopharma.com

ARRAY BIOPHARMA NAMES GARY M. CLARK, PH.D.,

VICE PRESIDENT, BIOSTATISTICS AND DATA MANAGEMENT

BOULDER, Colo., (March 18, 2008) — Array BioPharma Inc. (NASDAQ: ARRY) today announced that Gary M. Clark, Ph.D., has joined the Company as Vice President of Biostatistics and Data Management.  Dr. Clark reports to John Yates, MD, Chief Medical Officer.

Dr. Clark will oversee all of Array’s biostatistics and data management activities on the Company’s growing pipeline of targeted small molecule drugs to treat cancer, inflammatory diseases and pain.

“We are very pleased to have someone of Gary’s caliber leading our biostatistics group,” said John Yates, MD, Chief Medical Officer.  “Gary’s expertise in advancing cancer therapeutics, including Tarceva®, will be a competitive advantage for Array as we progress our six wholly-owned drugs in human clinical development.”

Prior to joining Array, Dr. Clark most recently served six years at OSI Pharmaceuticals as Vice President of Biostatistics and Data Management, where he successfully supported the approval of Tarceva for the treatment of patients with advanced non-small cell lung cancer and for patients with advanced pancreatic cancer.  Prior to OSI, Dr. Clark served three years at Baylor College of Medicine as Associate Director of the Breast Center and Professor of Medicine. Dr. Clark’s previous positions included Professor of Medicine, Department of Medicine/Oncology at the University of Texas Health Science Center at San Antonio, Director of the Biostatistics, Data Processing and Data Management Shared Resource of the San Antonio Cancer Institute, and Associate Professor, Department of Biometry, University of Kansas Medical Center. Dr. Clark studied at the University of Washington where he received his Master’s degree and Doctorate in Biomathematics. Dr. Clark is a world recognized oncology researcher, and has significantly contributed to the field of prognostic factors in breast cancer. He has received many prestigious awards throughout his career and serves on several peer-reviewing committees.

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About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer,  inflammatory diseases and pain.  Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at large market opportunities.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for advancing certain of our proprietary drug programs, the potential to earn future milestone payments, license fees or royalty revenue, the expected progress and success of our internal proprietary drug discovery activities and the development activities of our collaborators, and the plans of our collaborators to further develop drugs we have out-licensed or on which we are collaborating. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2007, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of March 18, 2008. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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